UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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PACIFIC MERCANTILE BANCORP

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949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
Equal Housing Lender
For more information contact
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Postpones

2013 Annual Meeting of Shareholders to June 5, 2013

Costa Mesa, Calif., May 17, 2013 – GlobeNewswire. Pacific Mercantile Bancorp (NASDAQ: PMBC). Pacific Mercantile Bancorp (the “Company”), parent of Pacific Mercantile Bank, today announced that it has postponed its 2013 annual meeting of shareholders, originally scheduled for May 22, 2013. The annual meeting will now take place on Wednesday, June 5, 2013, at 2:00 P.M., Pacific Time at the Fairmont Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660.

The Company also announced that it has supplemented its proxy statement for the 2013 annual meeting. The Company postponed the annual meeting to allow shareholders additional time to consider the supplemental information.

Formal notice of the rescheduled meeting and the supplement to the Company’s proxy statement are being mailed to the Company’s shareholders. More information on the annual meeting can be found in the Company’s proxy statement, which is available at http://www.edocumentview.com/PMBC.

Shareholders of record at the close of business on April 12, 2013 are entitled to notice of, and to vote at, the 2013 annual meeting and any adjournment or postponement of the meeting. Shareholders are encouraged to vote by telephone, the Internet or mail prior to the annual meeting, whether or not they plan to attend the meeting. Shareholders who have already voted need not submit another vote unless they wish to change their votes. See the information in the Company’s proxy statement regarding voting procedures.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp, a publicly traded company with its shares listed on the Nasdaq Stock Market under the trading symbol, “PMBC”, is the parent holding company of Pacific Mercantile Bank (“PMB”). PMB is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, which provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services. The Bank’s major product lines include commercial loans, commercial real estate loans, entertainment industry loans, small business (SBA) loans, import-export loans, mortgage loans, asset based financing, deposit products, treasury and cash management services. The Bank, which opened for business on March 1, 1999, had total assets exceeding $1 billion as of December 31, 2012. PMB operates a total of seven financial centers in Southern California, four in Orange County located in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano, one in Los Angeles County in the city of Beverly Hills, one in San Diego County in the city of La Jolla and one in the Inland Empire in San Bernardino County, in the city of Ontario. In addition to the Bank’s physical locations, it offers comprehensive business and individual banking services over its Internet Bank at www.pmbank.com.